UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C/A
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Amendment # 2

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Information Statement

CELLCEUTIX CORPORATION

(Name of Registrant As Specified in Charter)

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 Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CELLCEUTIX CORPORATION
100 Cumming Center, Suite 151-B
Beverly, MA  01915

(978)-633-3623

DEAR STOCKHOLDER:

We are pleased to inform you that Cellceutix Corporation, a Nevada corporation (the “Company”), is  providing you with the following Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding Common Stock, have delivered a written consent for the following actions.

(i)	To amend the Company’s Articles of Incorporation of Cellceutix Corporation to designate the outstanding common stock as “Class A” common stock and to create a new “Class B” common stock.
(ii)
To increase the authorized capital stock of the Company to 410,000,000 shares of which the 300,000,000 (currently authorized shares) will be designated as Class A Common   Stock, and 100,000,000 newly authorized shares will be Class B Common Stock.

(iii)	To authorize the Cellceutix 2010 Equity Incentive Plan.

This action will become effective approximately twenty (20) days from the date of mailing the Definitive Information Statement. We anticipate that the Definitive Information Statement will be mailed to you not sooner than February 16, 2011 or anytime thereafter.

This Information Statement is being provided to you for information purposes only.  Your vote is not required to approve any of the actions as set forth herein.  This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting.  You are not being asked to send a proxy and you are requested not to send one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you not sooner than February 16, 2010, or anytime thereafter.

Please feel free to call us at (978)-633-3623 should you have any questions on the enclosed information statement. We thank you for your continued interest in Cellceutix,  Inc.

For the Board of Directors of

CELLCEUTIX CORPORATION

/s/ Leo Ehrlich______________
Leo Ehrlich
Chief Executive Officer

Dated:  March 30, 2011

CELLCEUTIX CORPORATION
100 Cumming Center, Suite 151-B
Beverly, MA  01915

(978)-633-3623

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders of Cellceutix Corporation (the “Company”) in connection with an amendment to the Company’s Articles of Incorporation and authorizatio of the Company's 2010 Equity Incentive Plan. This Information Statement has been prepared by our management.

GENERAL

On December 29, 2010, the Company received written consents from  a majority of our holders of common stock, par value $0.0001 per share (the “Common Stock”) who voted in favor of the following agendas.

(i)	To amend the Company’s Articles of Incorporation of Cellceutix Corporation to designate the outstanding common stock as “Class A” common stock and to create a new “Class B” common stock.
(ii)
To increase the authorized capital stock of the Company to 410,000,000 shares of which the 300,000,000 (currently authorized shares) will be designated as Class A Common Stock, and 100,000,000 newly authorized shares will be Class B Common Stock.

(iii)	To authorize the Cellceutix 2010 Equity Incentive Plan.

The Amendment will be effective twenty (20) days after a Definitive Information Statement is first mailed to our Stockholders.  No further vote of our stockholders is required.  This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our stockholders at a special stockholders' meeting convened for the specific purpose of approving the Exchange. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our common stock. The elimination of the need for a special meeting of stockholders to approve the Exchange is made possible by Section 78.390 of the Nevada Revised Statutes, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

The record date established by us for purposes of determining the shareholders of record who will be receiving the Definitive Information Statement is February 9, 2011 (the "Record Date").  The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

QUESTIONS AND ANSWERS ABOUT THE CHARTER AMENDMENT

Q.            Why did I receive this Information Statement?

A.            Applicable laws require us to provide you information regarding the Charter Amendment even though your vote is neither required nor requested for the Charter Amendment to become effective.

Q.            What will I receive if the Charter Amendment is completed?

A.            Nothing. The Charter Amendment will only modify the Articles of Incorporation.

Q.            When do you expect the Charter Amendment to become effective?

A.            The Charter Amendment will become effective upon the filing of the Charter Amendment with the Nevada Secretary of State of Nevada. A Copy of the Form of Charter Amendment is attached to this information statement as Exhibit A. We expect to file the Charter Amendment with the Nevada Secretary of State no less than 20 days after this information statement has been sent to you.

Q.            Why am I not being asked to vote?

A.            The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Charter Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q.            What do I need to do now?

A.            Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q.            Whom can I call with questions?

A.            If you have any questions about any of the actions to be taken by the Company, please contact us at (978)-633-3623.

ACTIONS BY THE BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

Consenting Shareholders to Corporate Actions in Agenda #1 and Agenda #2

Krishna Menon	1	32,048,286	35%
Anita Menon		4,497,782	0.049%
Leo Ehrlich	1	11,247,284	12.20%
Barrett Ehrlich		2,058,134	0.022%
Joshua Ehrlich		749,972	0.008%
Elliot Ehrlich		1,597,858	1.7500%
Rajah Menon		2,120,306	0.0232%
Total Officers & Directors	1	43,295,570	47%
Total		54,319,622	59.0000%

(1) Leo Ehrlich includes shares issued to his spouse Helena and his daughter.

The written consents from the shareholders to which the subject 14C relates to, included both of Agenda 1, the charter amendment (to create the class b stock (ii) and increase the authorized shares, and Agenda 2, authorization of the 2010 Cellceutix Equity Incentive Plan.  Accordingly, the same shareholders voted for both.  These actions were taken pursuant to Nevada revised statutes NRS 78.1955 and SNRS 78.390.  These shareholders in aggregate owned a majority of our outstanding common shares, which did not include the common shares obtainable upon exercise of outstanding warrants and options

In accordance with Section 78.390 of the Nevada Revised Statues, the following actions were taken based upon the approval of the Company's Board of Directors and the written consent of a majority of the holders of the Company’s Common Stock.

AGENDA #1

AMENDMENT TO THE ARTICLES OF INCORPORATION

On December 29, 2010, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved the Charter Amendment.  The Charter Amendment is reflected in the Form of Certificate of Amendment to the Articles of Incorporation (the "Form of Charter Amendment") which is attached hereto as Exhibit A, and incorporated herein by reference.

“Leo Ehrlich and Dr. Krishna Menon, the sole members of the Board of Directors, unanimously approved the Amendments to the Articles of Incorporation.”

The Amendments to the Charter consist of the following:

Creation of Class B Stock

The Amendments to the Charter consist of the following:

(ii)	To amend the Company’s Articles of Incorporation of Cellceutix Corporation to designate the outstanding common stock as “Class A” common stock and to create a new “Class B” common stock.
(iii)
To increase the authorized capital stock of the Company to 410,000,000 shares of which 300,000,000 shares will be Class A Common Stock,  100,000,000 shares will be Class B  Common Stock
 (and 10,000,000 shares of preferred stock as authorized in 2007).

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the authorization of the Class B Common Stock is not to construct or enable any anti-takeover defense or mechanism on behalf of Company.  Although the Class B common Stock could, under certain circumstances, have an anti-takeover effect, the Class B common stock is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Company’s common stock or obtain control of the Company. The Company has no understandings or agreements at this time with regard to any acquisitions.

The holders of shares of the Class A Common Stock shall not have the right to convert their shares of Class A Common Stock into any other securities.

        The holders of shares of the Class B Common Stock at their election shall have the right, at any time or from time to time, to convert any or all of their shares of Class B Common Stock into shares of Class A Common Stock, on a one to one basis, by delivery to the Corporation of the certificates representing such shares of Class B Common Stock duly endorsed for such conversion.  Any shares of the Class B Common Stock that are transferred will automatically convert into shares of the Class A Common Stock, on a one to one basis, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation.  The Board of Directors has sole discretion to issue the Class B Common Stock.

VOTING RIGHTS

Subject to the limitations provided by law and subject to any voting rights applicable to shares of the Preferred Stock, the Class A Common Stock and the Class B Common Stock shall have the sole right and power to vote on all matters on which a vote of shareholders is to be taken.  In all matters, with respect to actions both by vote and by consent, each holder of shares of the Class A Common Stock shall be entitled to cast one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation; and each holder of shares of the Class B Common Stock shall be entitled to cast ten votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation.  Except as otherwise provided above and subject to the limitations provided by law and subject to any voting rights applicable to shares of the Preferred Stock, the holders of shares of the Class A Common Stock and Class B Common Stock shall vote together as a single class, together with the holders of any shares of the Preferred Stock which are entitled to vote, and not as a separate class.

Reasons for Designating Class B Common Shares for Issuance to Leo Ehrlich and Krisha Menon and such other individuals as the Board of Directors may determine, from time to time.

Generally, Corporations issue class B shares when they need to raise capital but wish to retain control of the company. The  practice of issuing class B be stock is to  insulate  managers from Wall Street's short-term mindset. Founders often have a longer-term vision than investors focused on the most recent quarterly figures. Since the Class B Common stock that provides extra voting rights  cannot be traded, it ensures the company will have a set of loyal investors during rough patches. In this case, company performance may benefit from the existence of dual-class shares.  Many companies list dual-class shares. Ford's dual-class stock structure, for instance, allows the Ford family to control 40% of shareholder voting power with only about 4% of the total equity in the company. Berkshire Hathaway Inc., which has Warren Buffett as a majority shareholder, offers a B share with 1/30th the interest of its A-class shares, but 1/200th of the voting power.

The Board of Directors believes that the authorization for creating Class B Common stock will enable the Company to proceed with potential equity financings without concern of dilution to the founder’s voting control.  Generally equity financing through PIPE’s cause substantial dilution to the Common Stock of the Company, since they usually have terms that offer price protection through resets, or discounts from the market price at the time of conversion.  When the Company will need to raise substantial funds for executing Phase II and III as required by the FDA, this type of financing would significantly  diminish the Board’s voting control and could adversely impede the Board of Directors  long term vision and direction of the Company in development of the compounds.

Class B Stock Effect on Shareholders of Class A Common Stock and preferred.

The designation of Class B Common Stock to Leo Ehrlich and Krishna Menon will have a  dilutive effect on  the voting power of existing stockholders of the Company.  Additionally, Class B shares in which  large  blocks of votes are concentrated within management, can have negative effects of using voting clout to stave off outside shareholders’ efforts to replace them if they perform poorly.

The Class B Shares does not provide any economic advantages to the Shareholders of Class B Common Stock as they are treated equal in all respects with the Class A Common Shareholders, except with respect to the voting rights, in which Class B Common Stock has 10 votes per share owned as opposed to one vote for each Class A share owned.

The foregoing notwithstanding, considering the level of commitment provided to shareholders by  Leo Ehrlich and Dr. Krishna Menon to date as expounded upon below,  the Board of Directors believe that the authorization and designation of the Class B Common stock to Leo Ehrlich and Dr. Krisha Menon far outweighs any negative effects on the Shareholders of the Class A Common Stock and preferred stock when issued.

The Company was formed in December 2007 shortly before the financial crises of 2008. At that time no one affiliated with the Company predicted or even imagined the impending financial crisis which was accompanied by a dramatic decline in funding activity.  This significantly altered the strategic planning of the Company with regard to its expectations of obtaining conventional funding to finance its business plan.  The ability of funding preclinical stage companies were deeply challenged as a result of the financial crisis of 2008, and Cellceutix compounds have a preclinical stage status.  The only funding the Company ever received from parties other then the officers, Leo Ehrlich and Dr. Krishna Menon was a convertible debt instrument for $400,000 in which all assets of the Company were pledged as security.  This note was due on December 31, 2010 and renewed in February 2011.  . (In November 2010, the Company was awarded a U.S. government grant under the Qualifying Therapeutic Discovery Project (“QTDP”) Program. This program essentially provides limited reimbursements for previous expenditures.)

The burden of having the Company and its shareholders survive was now firmly on the shoulders of the officers. The officers of Cellceutix, consisting of Leo Ehrlich and Krishna Menon, poured in to Cellceutix a substantial portion of their life savings as they were unsuccessful in raising funds from institutional or private investors.  As of December 31, 2010, Mr. Ehrlich was owed by Cellceutix the amount of $1,575,587  and Kard Scientific, which Dr. Menon is a director of, was owed  by Cellceutix $ 933,444.    The Company tried to raise funds from outside sources but was unsuccessful. Ultimately the Officers were the financiers of last resort.  Had the Officers been unwilling to make the loans, the company would have been forced to cease operations to the detriment of all the shareholders.   Neither Mr. Ehrlich nor Dr. Menon has been able to ever draw salary as their salaries have been accrued and remain unpaid for over three years of work.   Nor have they been reimbursed for their expenses on behalf of Cellceutix , nor have they received medical benefits nor other perks.  They often put in over 12 hours per day toiling to keep Cellceutix operating and progressing.   In summary at the time of the proxy statement, the officers of the Company had to contend with issues such as a debt for $400,000 that was due in a few days and was secured by all assets of the Company, threatened litigation by Mr. Evans, immediate capital needs for expenditures of over $500,000 needed for payables and to prepay vendors, and all other normal issues running a business.

Having been faced with this unexpected crisis, the Board realized that it needed to plan ahead for future contingencies in order to avert a crisis in the future.  The combined ownership of Leo Ehrlich and Dr. Krishna Menon was barely above 50% and would easily fall below this figure at the first round of equity financing.

The Company anticipates that the Charter Amendment will be effective no sooner than  20 days after the mailing of this Information Statement.

           THE CHARTER AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CHARTER AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR IF THE AMENDMENTS ARE COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

 AGENDA # 2

APPROVAL OF THE COMPANY’S 2010 EQUITY INCENTIVE PLAN Exhibit 10-1

On December 29, 2010, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved the 2010 Equity Incentive Plan.

Leo Ehrlich and Dr, Krishna Menon, the sole members of the Board of Directors, unanimously approved the 2010 Equity Incentive Plan.

The Board awarded 80% of the options available under the plan to the two existing Board members who contributed  substantially all of the  work, and 100 % of the funding of the company with the exception of the $400,000 convertible debt instrument by an outside funding source and the QTDP grant.  Cellceutix Corporation has no employees.  It does engage consultants from time to time for various services and does reward them with options when warranted.

The plan reserves 45,000,000 shares of common stock for issuance in accordance with the plan’s terms.  On December 29, 2010 options to purchase 18,000,000 shares were granted to our Chief Executive Officer and options to purchase 18,000,000 shares was granted to our Chief Scientific Officer.  Additionally options to purchase 1,680,000 shares were granted to a consultant, leaving 7,320,000 shares available for grant under the plan.

Options Group A granted to each, which options are exercisable at $0.11 per share,  110% of the closing bid price of December  29, 2010.    Group A Options (which is comprised in its entirety of 18 million Shares) shall become vested and exercisable (i) as to 6 million Shares on the December 29, 2010 (ii) as to 6 million Shares on June 30, 2011 and (iii) as to 6 million Shares on January 3, 2012.

Reasons for the Grants to Leo Ehrlich and Dr. Krishna Menon:

The Board of Directors believes that in granting the Group A Options to Leo Ehrlich Chief Executive Officer, and Board member, and Dr. Krishna Menon, Chief Scientific Officer, and Board member for their outstanding commitment to the Company are in the best interest of all of the shareholders in spite of their dilutive effects on the current shareholders for the following reason:  The officers of Cellceutix, consisting of Leo Ehrlich and Krishna Menon, poured in to Cellceutix a substantial portion of their life savings as they were unsuccessful in raising funds from institutional or private investors.  As of December 31, 2010, Mr. Ehrlich was owed by Cellceutix the amount of $1,575,587  and Kard Scientific, which Dr. Menon is a director of,  was owed  by Cellceutix $ 933,444.  The Company tried to raise funds from outside sources but was unsuccessful. Ultimately the Officers were the financiers of last resort.  Had The Officers been unwilling to make the loans, the company would have been forced to cease operations to the detriment of all the shareholders.   Neither Mr. Ehrlich nor Dr. Menon has been able to ever draw salary as their salaries have been accrued and remain unpaid for over three years of work.   Nor have they been reimbursed for their expenses on behalf of Cellceutix , nor have they received medical benefits nor other perks.  They often put in over 12 hours per day toiling to keep Cellceutix operating and progressing and worked diligently and creatively with limited funds to develop the compounds.

Consequently, the Board of Directors believes that it was in the best interest of all of the shareholders to incentivize Leo Ehrlich and Dr. Krishna Menon to continue to  provide the level of commitment to the shareholders they  had to date and not to demand repayment of the loans, which is payable on demand.  The board had concluded that it would award the Group A options to purchase the shares at the exercise price stated thereby aligning the incentives of the executive officers with the interest of the shareholders.  The award of options, not restricted stock, granted at the prevailing market price on the day of the grant will only have value if the stock appreciates.   Consequently the recipients of the options   would only profit if the company is successful. Since they are the only two members of the board and the only two individuals who are working for the company and the only two individuals who have funded the company from their own personal funds in the past, they would be rightfully credited for the success of the company, thus the stock appreciation would be fully merited.  In the event the company does not succeed, the price of the underlying stock may not appreciate and the options may not be exercised. Furthermore the loan funds advanced to the company may not be repaid causing a substantial loss for both of the board members

Effects of the Grants to the Outstanding Shareholders:

The Grants to Leo Ehrlich and Dr. Krishna Menon may dilute the equity and voting power of existing stockholders of the Company and may have a dilutive effect on earnings per share. It may also adversely affect the market price of our capital stock.  The foregoing notwithstanding, if the granting of the Group A options  incentivizes  Leo Ehrlich and Krishna Menon to continue to  provide the level of commitment to the shareholders they  had to date, and not to demand repayment of the loan which is payable on demand, the market price of our capital stock may increase rather than decrease.

The purpose of the plan is to enable the Company  to offer employees, officers, directors and consultants whose past, present and/or potential contributions to us and our subsidiaries have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The various types of long-term incentive awards that may be provided under the plan are intended to enable us to respond to changes in practices, tax laws, accounting regulations and the size and diversity of our business.

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Annex A.

Administration

The plan is administered by the Board of Directors which shall consist of  either (i) the Board of Directors of the Company or (ii) a Board of Directors of the board of directors designated to administer the Plan which is comprised solely of 2 or more outside directors all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the Code.  The grants provided to the Executive Officers was authorized by the Board of Directors.

Subject to the provisions of the plan, the Board of Directors determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

If any shares are subject to an award that is forfeited, settled in cash or expires, any unissued shares covered by such award will be available for issuance under the plan.  If a holder pays the exercise price of a stock option by surrendering any previously owned shares or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then, in the Board of Directors’s discretion, the number of shares available under the plan may be increased by the lesser of (i) the number of shares surrendered and shares used to pay taxes and (ii) the number of shares purchased under the stock option.

Under the plan, on a change in the number of shares of common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split, combination or exchange of shares of common stock or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the Board of Directors shall determine, in its sole discretion, whether the terms of the outstanding award require adjustment.

Eligibility

Awards may be granted under the plan to officers, directors employees and consultants who are deemed to have rendered, or to be able to render significant services to us or our subsidiaries and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Options.  The plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other award under the plan. The Board of Directors determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of our plans), measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder.

            An incentive stock option may only be granted within a ten-year period beginning December 29, 2010 and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the  Board of Directors may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two or such other means which the Board of Directors determines are consistent with the plan’s purpose and applicable law.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the Board of Directors, may transfer a non-qualified stock option by gift, for no consideration, to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by us or our subsidiaries at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of one year or such other greater or lesser period as the Board of Directors may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.  Similarly, should a holder die while employed by us or one of our subsidiaries, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of one year from the date of his or her death, or such other greater or lesser period as the Board of Directors may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of one year from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the Board of Directors may determine but not beyond the balance of the stock option’s term.

The Board of Directors may at any time, in its sole discretion, offer to repurchase a stock option previously granted, based upon such terms and conditions as the Board of Directors shall establish and communicate to the holder at the time that such offer is made.

Stock Appreciation Rights. Under the plan, stock appreciation rights may be granted to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock.  Under the plan, shares of restricted stock may be awarded either alone or in addition to other awards granted under the plan. The Board of Directors determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. We will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to vote the shares.

Other Stock-Based Awards.  Under the plan, other stock-based awards may be granted, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Board of Directors to be consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of our other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of our company, and our board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which we acquire our stock in exchange for property is not treated as an acquisition of stock for the foregoing purposes.

The Board of Directors may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of our company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of our company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of our company, which has been approved by our board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan, or (ii) require a holder of any award granted under the plan to relinquish such award to us upon the tender by us to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Award Limitation

No participant may be granted awards for more than 18,000,000 shares in any consecutive twelve (12) month period.

Other Limitations

The Board of Directors may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award having a higher exercise price.

Withholding Taxes

Upon the exercise of any award granted under the plan, the holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Amendments

Subject to the approval of the board, where required, the Board of Directors may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent (except to the extent necessary to comply with Section 409A of the Code). In addition, the Board of Directors may not increase the shares available under the plan, increase the individual limits on awards, allow for an exercise price below fair market value, permit the re-pricing of options or stock appreciation rights, or adopt any other amendment that would require shareholder approval.

Federal Income Tax Consequences

The material U.S. federal income tax consequences of awards under the plan, based on the current provisions of the Code and the regulations thereunder, with respect to employees who are subject to U.S. income tax are as follows:

The grant of an option to an employee will have no tax consequences to the employee or to the company or its subsidiaries or affiliates. In general, upon the exercise of an incentive stock option (“ISO”), the employee will not recognize income, and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax. When an employee disposes of ISO shares, the difference between the exercise price and the amount realized by the employee will, in general, constitute capital gain or loss, as the case may be. However, if the employee fails to hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, (i) the portion of any gain realized by the employee upon the disposition of the shares that does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, (ii) the balance of any gain or any loss will be treated as a capital gain or loss, and (iii) the employer generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee. If an employee exercises an ISO more than three months after his termination of employment with the company and any subsidiary in which the company owns at least 50% of the voting power (or one year after his termination of employment if the reason for the termination is disability), the option will be treated for tax purposes as a non-qualified stock option, as described below.

In general, upon the exercise of a non-qualified stock option, the employee will recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the employer generally will be entitled to a tax deduction in the same amount.

With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

In the case of an award to an employee that is settled in shares that are nontransferable and subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

An employee whose shares are both nontransferable and subject to a substantial risk of forfeiture may elect under Section 83(b) of the Code to recognize income when the shares are received, rather than upon the expiration of the transfer A participant may make a Section 83(b) election, within 30 days of the transfer of the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

NO DISSENTERS’ RIGHTS

 Nevada law does not provide for dissenter’s rights in connection with the approval of the actions described in this Information Statement.

NO ACTION IS REQUIRED

No other votes are necessary or required. The Company anticipates that the stockholder consent described in this Information Statement will become effective, for securities law purposes, approximately twenty (20) days after mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Cellceutix Corporation  Stock as of December 29, 2010 (after giving effect to the Exchange) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding  Cellceutix Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 402(a)(3) of Regulation S-B under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Dr. Krishna Menon C/O Cellceutix (3) 100 Cumming Ctr., Suite 151-B Beverley, MA 01915	37,048,286	40.29%
George W. Evans (4) C/O Cellceutix 100 Cumming Ctr., Suite 151-B Beverley, MA 01915	4,602,312	5.0%
Leo Ehrlich (5) C/O Cellceutix 100 Cumming Ctr., Suite 151-B Beverley, MA 01915	18,247,284	19.85%
All Directors and Executive Officers as a Group (3 persons) (5)	47,897,882	65.05%

1. "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

2. Krishna Menon, Chief Scientific Officer.  Includes 6,000,000 vested options granted to him under the 2010 Equity Incentive Plan currently exercisable.

3. George W. Evans, Chief Executive Officer and Chairman.  Includes 2,766,496 shares of Cellceutix common stock held by Mr. Evans and includes 1,835,816 shares of Cellceutix’s common stock held by the children of George W. Evans.

4. Leo Ehrlich, Chief Financial Officer and Director.  Includes 8,745,002 shares of Cellceutix common stock held by Mr. Ehrlich and 6,000,000 vested options granted to him under the 2010 Equity Incentive Plan currently exercisable, and includes 3,502,282 shares of Cellceutix’s common stock held by the wife and child of Leo Ehrlich.

5. Includes 5,338,098 shares of Common Stock indirectly owned by certain of the Executive Officers and Directors as a group but excludes vested options to acquire approximately    12,000,000  additional shares of Common Stock by Executive Officers and Directors, as a group.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As of the date of this Information Statement on December 29, 2010 under the Cellceutix 2010 Equity Incentive Plan options to purchase 18,000,000 shares were granted to each of our Chief Executive Officer and Chief Scientific Officer at an exercise price of $0.11 per share, which equals 110% of the closing bid price on December 29, 2010, of which 6,000,000 are currently exercisable by each.  The options currently exercisable have been included in the beneficial ownership of each of our Chief Executive Officer and Chief Scientific Officer.   Additionally options to purchase 1,680,000 shares were granted to a consultant of which 840,000 shares are currently exercisable, leaving 7,320,000 shares available for grants under the plan.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL AND AVAILABLE INFORMATION

Cellceutix Corporation is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

March 9, 2011	By order of the Board of Directors /s/ Leo Erhlich By: Leo Ehrlich Chief Executive Officer

FORM OF CHARTER AMENDMENT

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
CELLCEUTIX CORPORATIOM
PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA
REVISED STATUTES

Cellcuetix Corporation  a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies as follows:

1.            The name of the Corporation is Cellceutix Corporation  and the original Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on August 1, 2005.

2.            These Amended and Restated Articles of Incorporation, which amend the Amended and Restated Articles of Incorporation  as heretofore amended, have been duly adopted by the Board of Directors of the Corporation and by action by written consent of the stockholders of the Corporation in lieu of a meeting, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes (“N.R.S.”) and, upon filing with the Secretary of State of the State of Nevada in accordance with Section 78.320 of the N.R.S., shall thenceforth supersede the original Articles of Incorporation, and the Amended and Restated Articles of Incorporation as heretofore amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Amended and Restated Articles of Incorporation of the Corporation.

3.            The text of the Articles of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation (hereinafter referred to as the ("Corporation") is:

"Cellceutix Corporation."

ARTICLE II

The address of the Corporation's registered office in the State of Nevada is United Corporate Services, Inc., in the City of Carson City, County of Carson. The name of the Corporation's registered agent at such address is 202 South Minnesota Street, Carson City, Nevada 89703.

ARTICLE III

(a)            Authorized Capital Stock.

(i)	The total number of shares of stock that the Corporation shall have authority to issue is 410,000,000, consisting of
(ii)	300,000,000 shares of Class A Common Stock, par value $0.0001 per share ("Common Stock") and

(iii)	100,000,000 shares of Class B Common Stock, par value $0.0001 per share ("Common Stock")
(iv)	10,000,000 shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock").

         The holders of shares of the Class A Common Stock shall not have the right to convert their shares of Class A Common Stock into any other securities.

         The holders of shares of the Class B Common Stock at their election shall have the right, at any time or from time to time, to convert any or all of their shares of Class B Common Stock into shares of Class A Common Stock, on a one to one basis, by delivery to the Corporation of the certificates representing such shares of Class B Common Stock duly endorsed for such conversion.  Any shares of the Class B Common Stock that are transferred will
Automatically convert into shares of the Class A Common Stock, on a one to one basis, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation.

VOTING RIGHTS

         Subject to the limitations provided by law and subject to any voting rights applicable to shares of the Preferred Stock, the Class A Common Stock and the Class B Common Stock shall have the sole right and power to vote on all matters on which a vote of shareholders is to be taken.  In all matters, with respect to actions both by vote and by consent, each holder of shares of the Class A Common Stock shall be entitled to cast one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation; and each holder of shares of the Class B Common Stock shall be entitled to cast ten votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation.  Except as otherwise provided above and subject to the limitations provided by law and subject to any voting rights applicable to shares of the Preferred Stock, the holders of shares of the Class A Common Stock and Class B Common Stock shall vote together as a single class, together with the holders of any shares of the Preferred Stock which are entitled to vote, and not as a separate class.

(b)            Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes (“N.R.S.”) (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)            The designation of the series, which may be by distinguishing number, letter or title;

(ii)            The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)            The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)            Dates on which dividends, if any, shall be payable;

(v)            The redemption rights and price or prices, if any, for shares of the series;

(vi)            The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)            The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)            Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)            Restrictions on the issuance of shares of the same series or of any other class or series;

(x)            The voting rights, if any, of the holders of shares of the series.

(c)            Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

ARTICLE IV

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a)            The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b)            Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c)            Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d)            Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e)            Provisions that permit the Corporation to redeem or exchange such rights.

(f)            The appointment of a rights agent with respect to such rights.

ARTICLE V

(a)            Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Amended Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

(b)            Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VII

(a)            Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b)            The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Amended Articles of Incorporation or otherwise by the Corporation.

(c)            The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

(d)            Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VII.

(e)Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

(a)            The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b)            Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Except as may be expressly provided in these Amended Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VII or Article VIII of these Amended Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.